                                                                    EXHIBIT 99.1

ALLEGHANY CORPORATION REPORTS 2006 FIRST QUARTER RESULTS -- COMMON STOCKHOLDERS' EQUITY PER SHARE INCREASES 5.4%

         NEW YORK, NY, April 27, 2006 -- Common stockholders' equity per share of Alleghany Corporation (NYSE-Y) at March 31, 2006 was $244.33, an increase of 5.4% from common stockholders' equity per share of $231.72 at December 31, 2005 (all as adjusted for the stock dividend declared in February 2006), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany's net earnings from continuing operations in the first quarter of 2006 were $59.2 million, or $7.35 per share (presented on a diluted basis throughout), compared with $61.2 million, or $7.61 per share, in the first quarter of 2005. Net earnings from continuing operations in the 2006 first quarter include a tax benefit of $10.8 million resulting from the release of a valuation allowance Alleghany held with respect to a portion of its deferred tax assets relating to unused foreign tax credits. As a result of this release, Alleghany's effective tax rate for the first quarter of 2006 was reduced from 29.5% to 13.6%. On a consolidated basis, cash and invested assets were approximately $3.30 billion at March 31, 2006, an increase of 3.8% from approximately $3.18 billion at December 31, 2005.

         2006 first quarter net earnings were $59.2 million, or $7.35 per share, compared with net earnings of $60.9 million, or $7.56 per share, in the corresponding 2005 period. The 2005 first quarter amounts reflect discontinued operations, which consist of the operations of World Minerals, Inc. prior to its disposition in July 2005.

         Highlights of Alleghany's results for the three months ended March 31, 2006 and 2005 are as follows:


                                                                                                          Per Share(1)
                                                                                                -------------------------------
(in millions, except for per share and share amounts)            2006              2005              2006              2005
                                                            -------------     -------------     -------------     -------------

Earnings from continuing operations before income tax       $        68.5     $        92.3     $        8.50     $       11.45
                                                            =============     =============     =============     =============

Net earnings from continuing operations                              59.2              61.2              7.35              7.61

Adjustments:

Add: Net catastrophe losses after tax                                 0.6               5.4              0.07              0.68

Deduct: Realized capital gains                                       (4.5)            (30.7)            (0.56)            (3.81)
                                                            -------------     -------------     -------------     -------------


Net earnings from continuing operations, as adjusted (2)    $        55.3     $        35.9     $        6.86     $        4.48
                                                            =============     =============     =============     =============

Average number of outstanding shares of common stock (3)                                            8,060,810         8,054,236

(1) Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the "if-converted method."

(2) Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)      Adjusted to reflect the dividend of common stock declared in February
         2006.

         The comparative contributions to earnings from continuing operations before taxes made by Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

                             Three Months Ended
                                  March 31,
                            2006             2005
                        ------------     ------------

AIHL                    $       70.8     $       77.1
Corporate activities            (2.3)            15.2
                        ------------     ------------
Total                   $       68.5     $       92.3
                        ============     ============

         The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin were as follows (in millions, except ratios):

                          Three Months Ended March 31,

                                       RSUI          CATA         Darwin         AIHL
                                    ----------    ----------    ----------    ----------

2006

Gross premiums written              $    295.5    $     44.3    $     59.9    $    399.7
Net premiums written                     162.7          42.2          36.8         241.7

Net premiums earned (1)             $    162.1    $     41.2    $     27.3    $    230.6
Loss and loss adjustment expenses         83.7          19.6          19.2         122.5
Underwriting expenses (2)                 31.8          18.3           7.3          57.4
                                    ----------    ----------    ----------    ----------
Underwriting profit (3)                   46.6           3.3           0.8          50.7
                                    ==========    ==========    ==========
Net investment income (1)                                                           24.9
Realized capital gains (1)                                                           4.6
Other income (1)                                                                     0.8
Other expenses (2)                                                                  10.2
                                                                              ----------
Earnings before income taxes                                                  $     70.8
                                                                              ==========

Loss ratio (4)                            51.7%         47.5%         70.6%         53.1%
Expense ratio (5)                         19.6%         44.5%         26.5%         24.9%
Combined ratio (6)                        71.3%         92.0%         97.1%         78.0%

2005

Gross premiums written              $    270.9    $     43.2    $     33.9    $    348.0
Net premiums written                     141.6          41.1          20.5         203.2

Net premiums earned (1)             $    155.5    $     39.3    $     18.7    $    213.5
Loss and loss adjustment expenses         82.4          20.0          12.9         115.3
Underwriting expenses (2)                 30.0          17.7           5.3          53.0
                                    ----------    ----------    ----------    ----------
Underwriting profit (3)                   43.1           1.6           0.5          45.2
                                    ==========    ==========    ==========
Net investment income (1)                                                           13.3
Realized capital gains (1)                                                          25.2
Other income (1)                                                                     0.8
Other expenses (2)                                                                   7.4
                                                                              ----------
Earnings before income taxes                                                  $     77.1
                                                                              ==========

Loss ratio (4)                            53.0%         50.9%         68.9%         54.0%
Expense ratio (5)                         19.2%         45.1%         28.5%         24.8%
Combined ratio (6)                        72.2%         96.0%         97.4%         78.8%

(1) Represent components of total revenues.

(2) Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes "other expenses."

(3) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or realized capital gains. Underwriting profit (loss) does not replace net income (loss) determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit (loss), which does not include net investment income and other income or realized capital gains, enhances the understanding of AIHL's insurance operating units' operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company's ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting (loss) profit as an important measure in the overall evaluation of performance.

(4) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6) The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

         RSUI's 2006 first quarter underwriting profit increased approximately 8% from the corresponding 2005 period, primarily reflecting an increase in underwriting profit from the casualty lines of business, which reflects lower estimated ultimate casualty loss and loss adjustment expense ratios for the current accident year, partially offset by a slight decline in the underwriting profit from the property line of business due primarily to reinsurance reinstatement premiums related to Hurricane Katrina.

         CATA's 2006 first quarter underwriting profit increased approximately 106% from the corresponding 2005 period, reflecting substantially improved underwriting profit in its commercial surety line of business attributable to favorable loss emergence (resulting in a release in the 2006 first quarter of $0.9 million of 2005 accident year loss reserves), and an increase in gross premiums written in that line. CATA's underwriting profit in the 2006 first quarter also benefited from CATA's exit from the unprofitable construction segment of its contract surety line of business during the 2005 first quarter. These positive factors were partially offset by lower property and casualty underwriting profit.

         Darwin's 2006 first quarter underwriting profit increased approximately 60% from the corresponding 2005 period, primarily reflecting an increase in net premiums earned due to increased levels of gross premiums written across all lines of business and a decrease in expenses relative to premium volume.

         AIHL's 2006 first quarter net investment income increased approximately 86% from the corresponding 2005 period, primarily reflecting a larger invested asset base attributable principally to capital contributions made by Alleghany to RSUI and Darwin during the 2005 fourth quarter.

         Highlights of results for corporate activities during the three months ended March 31, 2006 and 2005 were as follows (in millions):

                                          2006            2005
                                      ------------    ------------

Revenues                              $        7.9    $       25.5
Interest expense                               1.1             0.7
Corporate administration expense               9.1             9.6
                                      ------------    ------------

(Loss) earnings before income taxes   $       (2.3)   $       15.2
                                      ============    ============

         Corporate activities recorded a pre-tax loss of $2.3 million on revenues of $7.9 million in the 2006 first quarter, compared with pre-tax earnings of $15.2 million on revenues of $25.5 million. The decrease in revenues in the 2006 period is attributable to substantially lower realized capital gains recorded in the 2006 first quarter, totaling $2.4 million, as compared with $22.0 million of realized capital gains in the corresponding 2005 period.

         As of March 31, 2006, Alleghany beneficially owned 6.0 million shares, or approximately 1.6 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $500.0 million, or $83.33 per share. The aggregate cost of such shares is approximately $72.4 million, or $12.07 per share.

         On March 29, 2006, Alleghany purchased an aggregate of 139,000 shares of its common stock for approximately $39.2 million, at an average cost of about $281.91 per share (not adjusted for the subsequent stock dividend), in a privately negotiated transaction. As of March 31, 2006, Alleghany had 7,942,600 shares of common stock outstanding (which includes the stock dividend declared in February 2006).

Comment on Regulation G

         This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany's results.

         In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and realized capital gains, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany's results. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.

         Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

                                      # # #

FORWARD-LOOKING STATEMENTS

         This press release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to risks relating to Alleghany's insurance operating units such as

         o significant weather-related or other natural or human-made catastrophes and disasters;

         o        the cyclical nature of the property and casualty industry;

         o the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany's insurance operating units;

         o        the cost and availability of reinsurance;

         o        exposure to terrorist acts;

         o the willingness and ability of Alleghany's insurance operating units' reinsurers to pay reinsurance recoverables owed to the insurance operating units;

         o changes in the ratings assigned to Alleghany's insurance operating units;

         o        claims development and the process of estimating reserves;

         o        legal and regulatory changes;

         o        the uncertain nature of damage theories and loss amounts;

         o increases in the levels of risk retention by Alleghany's insurance operating units; and

         o adverse loss development for events insured by Alleghany's insurance operating units in either the current year or prior year.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of Alleghany's significant equity investments; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany's plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of Alleghany.


                                      # # #

                              ALLEGHANY CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)


                                                   THREE MONTHS ENDED 3/31/06                      THREE MONTHS ENDED 3/31/05
                                           -------------------------------------------   ------------------------------------------
                                            ALLEGHANY                                      ALLEGHANY
                                            INSURANCE       CORPORATE                      INSURANCE     CORPORATE
                                             HOLDINGS      ACTIVITIES       COMBINED       HOLDINGS      ACTIVITIES      COMBINED
                                           ------------   ------------    ------------   ------------   ------------   ------------
REVENUES
  Net premiums earned                      $    230,582   $          0    $    230,582   $    213,552   $          0   $    213,552
  Net investment income                          24,896          4,417          29,313         13,390          1,812         15,202
  Realized capital gains                          4,574          2,409           6,983         25,192         22,035         47,227
  Other income                                      836          1,101           1,937            759          1,640          2,399
                                           ------------   ------------    ------------   ------------   ------------   ------------

        Total revenues                          260,888          7,927         268,815        252,893         25,487        278,380

COSTS AND EXPENSES
  Loss and loss adjustment expenses             122,530              0         122,530        115,277              0        115,277
  Commissions and brokerage                      57,385              0          57,385         53,044              0         53,044
  Salaries, administrative and other
    operating expenses                           10,114            715          10,829          7,354            799          8,153
  Corporate administration                            0          8,423           8,423            102          8,856          8,958
  Interest expense                                    0          1,101           1,101              0            665            665
                                           ------------   ------------    ------------   ------------   ------------   ------------

        Total costs and expenses                190,029         10,239         200,268        175,777         10,320        186,097
                                           ------------   ------------    ------------   ------------   ------------   ------------

EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS, BEFORE INCOME TAXES          $     70,859   $     (2,312)         68,547   $     77,116   $     15,167         92,283
                                           ============   ============                   ============   ============

INCOME TAXES                                                                     9,341                                       31,060
                                                                          ------------                                 ------------

EARNINGS FROM CONTINUING OPERATIONS                                             59,206                                       61,223

DISCONTINUED OPERATIONS
   Operations                                                                        0                                        1,525
   Income taxes                                                                      0                                        1,877
                                                                          ------------                                 ------------
(LOSS) FROM DISCONTINUED OPERATIONS, NET                                             0                                         (352)
                                                                          ------------                                 ------------

NET EARNINGS                                                              $     59,206                                 $     60,871
                                                                          ============                                 ============

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      (in thousands, except share amounts)



                                                                MARCH 31,
                                                                  2006         DECEMBER 31,
                                                               (unaudited)        2005*
                                                              ------------     ------------
ASSETS
  Investments
    Available for sale securities at fair value:
          Equity securities                                   $    810,360     $    796,192
          Debt securities                                        1,821,941        1,589,371
    Short-term investments                                         629,368          738,846
                                                              ------------     ------------
                                                                 3,261,669        3,124,409
  Other invested assets                                             11,432           10,876
                                                              ------------     ------------
  Total investments                                              3,273,101        3,135,285
                                                              ------------     ------------

  Cash                                                              29,472           47,457
  Notes receivable                                                  91,535           91,535
  Premium balances receivable                                      207,277          223,378
  Reinsurance recoverables                                       1,510,909        1,642,199
  Ceded unearned premium reserves                                  298,281          314,472
  Deferred acquisition costs                                        66,544           62,161
  Property and equipment - at cost, net of accumulated
     depreciation and amortization                                  19,006           19,708
  Goodwill and other intangibles, net of amortization              165,483          167,506
  Deferred tax assets                                              143,160          117,524
  Current taxes receivable                                               0           18,310
  Other assets                                                      77,444           74,196
                                                              ------------     ------------
                                                              $  5,882,212     $  5,913,731
                                                              ============     ============

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Losses and loss adjustment expenses                         $  2,481,925     $  2,581,041
  Unearned premiums                                                807,872          812,982
  Reinsurance payable                                              130,143          181,693
  Deferred tax liabilities                                         240,979          213,512
  Subsidiaries' debt                                                80,000           80,000
  Current taxes payable                                             48,175                0
  Other liabilities                                                152,461          176,176
                                                              ------------     ------------
      Total liabilities                                          3,941,555        4,045,404
  Common stockholders' equity                                    1,940,657        1,868,327
                                                              ------------     ------------
                                                              $  5,882,212     $  5,913,731
                                                              ============     ============


COMMON SHARES OUTSTANDING  (adjusted for stock dividends)        7,942,600        8,062,977

* Certain amounts have been reclassified to conform to the 2006 presentation.